POWER OF ATTORNEY


The undersigned,
being a person required
to file a statement
under Section 16(a) of
the Securities Exchange
Act of 1934, as amended
(the '1934 Act'), with
respect to Guggenheim
Energy & Income
Fund ("XGEIX"), a
Delaware statutory
trust, hereby
authorizes,
designates and
appoints Amy J.Lee,
Michael P. Megaris or
Mark E. Mathiasen to act
as attorney-in-fact to
execute and file
statements on Form 3,
Form 4 and Form 5 and
any successor forms
adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940, as amended, and
the rules thereunder,
and to take such other
actions as such
attorney-in-fact may
deem necessary or
appropriate in
connection with such
statements, in each case
in connection with XGEIX,
hereby confirming and
ratifying all actions
that such attorney-in-fact
has taken or may take in
reliance hereon.  This
power of attorney shall
continue in effect until
the undersigned no
longer has an obligation
to file statements under
the section cited above,
or until specifically
terminated in writing by
the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 11th day
of August, 2015.




Signature

/s/ Thomas J. Hauser